EXHIBIT 1.01

AGREEMENT

This (the “Agreement”) is made and entered into as of November 20, 2018 between CloudCommerce, Inc., a Nevada corporation (the “Company”), whose primary office address is 321 6th Street, San Antonio, Texas 78215 and Bradley Parscale, who has a mailing address at 321 6TH ST SAN ANTONIO, TX 78215 (“Parscale”). The Company and Parscale are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

R E C I T A LS

WHEREAS, the Company and the Parscale entered into a Purchase Agreement dated August 1, 2017 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement the Company agreed to purchase 100% of the membership interests of Parscale Media, LLC, a limited liability company that Parscale owned 100% of the membership interests in;

WHEREAS, pursuant to the Purchase Agreement the purchase price to purchase the membership interest of Parscale Media, LLC was $1,000,000 (the “Purchase Price”);

WHEREAS, the Company and Parscale entered into a First Amendment to Purchase Agreement, dated February 1, 2018 (the “Amendment to the Purchase Agreement”);

WHEREAS, pursuant to the Amendment to the Purchase Agreement the Company and Parscale agreed that the Purchase Price would be paid by the Company issuing Parscale a promissory note in the amount of $1,000,000 (the “Promissory Note”);

WHEREAS, the closing for the purchase of the membership interest of Parscale Media, LLC occurred on February 1, 2018 and the Promissory Note was issued to Parscale;

WHEREAS, as of the date hereof the balance of the note is $663,380;

WHEREAS, Parscale is the sole member of Parscale Strategy, LLC (“Parscale Strategy”) and owns all of the membership interests of Parscale Strategy

WHEREAS, as of the date hereof, Parscale Strategy owes the Company $729,979.37 related to the invoices set forth on Schedule 1 attached hereto (the “Outstanding Invoices”);

WHEREAS, the Company and Parscale wish to offset the amounts owed to each other as set forth herein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Company and Parscale agree as follows;

1.                   Satisfaction of the Promissory Note. Parsacle hereby agrees that as of the date hereof the Promissory Note is hereby satisfied, paid in full and of no further effect and Parsacle shall immediately return the originally signed Promissory Note to the Company.

2.                   Satisfaction of the Invoices. The Company hereby agrees that as of the date hereof that $663,380 of the outstanding Invoices are deemed paid in full, leaving a balance of $66,599.37 in outstanding invoices. For avoidance of doubt, the oldest invoices totaling $663,380, specifically set forth

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on Schedule 1 are deemed paid in full. The remaining balance of outstanding invoices will be due upon execution of this agreement.

3.                   Representations and Warranties of Parscale and Parscale Strategy..

Parscale and Parscale Strategy each hereby represent and warrants to the Company as follows:

3.1 Power and Authority; Binding Nature of Agreement.  Parscale and Parscale Strategy, each have full power and authority to enter into this Agreement and to perform their obligations hereunder. This Agreement is a valid and binding obligation of Parscale and Parscale Strategy except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights, and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Parscale hereby represents and warrants that he has not assigned not sold, mortgaged, pledged, hypothecated, or otherwise encumbered the Promissory Note and there are no agreements with respect to any of the foregoing. Parscale represents that it is the lawful owner of the Promissory Note free and clear of any liens or encumbrances

3.2  Brokers.  Parscale and Parscale Strategy have not agreed to pay any brokerage fees, finder’s fees or other fees or commissions with respect to the transactions contemplated by this Agreement.

4.                   Representations and Warranties of the Company.

Buyer represents and warrants to Seller as follows:

4.1  Power and Authority; Binding Nature of Agreement.  The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Company have been duly authorized by all necessary action on its part.  Assuming that this Agreement is a valid and binding obligation of the other party hereto, this Agreement is a valid and binding obligation of Company.

5.                   Indemnification.

5.1  Indemnification by Parscale Media and Seller. Parscale agrees to indemnify, defend and hold harmless the Company and its affiliates against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and reasonable attorney’s fees and costs incurred by the Company or any of its affiliates arising, resulting from, or relating to any and all liabilities of relating to the Promissory Note or any breach of, or failure by the Parscale to perform, any of its representations, warranties, covenants or agreements in this Agreement.

6.                   Further Assurances.

Following the execution of this Agreement, Parscale and the Company shall furnish to the other such instruments and other documents as may reasonably request for the purpose of carrying out or evidencing the transactions contemplated hereby.

7.                   Fees and Expenses.

Each party hereto shall pay all fees, costs and expenses that it incurs in connection with the negotiation and preparation of this Agreement and in carrying out the transactions contemplated hereby (including, without limitation, all fees and expenses of its counsel and accountant).

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8.                   Waivers.

If any party at any time waives any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein will not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

9.                   Successors and Assigns.

Each covenant and representation of this Agreement will inure to the benefit of and be binding upon each of the Parties, their personal representatives, assigns and other successors in interest.

10.               Entire and Sole Agreement.

Except as modified by this Agreement, all other terms of the Purchase Agreement shall remain in full force and effect, unaltered and unchanged by this Agreement. Except as set forth in this Agreement, the terms of the Outstanding Invoices shall remain in full force and effect.

11.               Governing Law.

This Agreement will be governed by the laws of New York without giving effect to applicable conflict of law provisions.  With respect to any litigation arising out of or relating to this Agreement, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits located in the State of New York, County of New York.

12.               Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original, and such counterparts will constitute but one and the same instrument.

13.               Assignment.

This Agreement may not be assignable by any party without prior written consent of the other Parties.

14.               Remedies.

Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement are intended to be exclusive, and each party will have all other remedies now or hereafter existing at law, in equity, by statute or otherwise.  The election of any one or more remedies will not constitute a waiver of the right to pursue other available remedies.

15.               Section Headings.

The section headings in this Agreement are included for convenience only, are not a part of this Agreement and will not be used in construing it.

16.               Severability.

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In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect the validity or enforceability of any other provision or part of this Agreement.

17.               Notices.

Each notice or other communication hereunder must be in writing and will be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient will have specified in a written notice given to the other Parties hereto):

If to Parscale or Parscale Strategy:

Attn: Bradley J. Parscale

Telephone: 210-262-3200

 brad@parscale.com

Facsimile:

With a copy to:

Jeremy R. Sloan

Chunn Price Harris & Sloan

1000 Central Parkway N, suite 100,

San Antonio, TX 78232

Telephone (210) 343.5000

Facsimile (210) 525.0960

email: jsloan@cphattorneys.com

If to Buyer:

CloudCommerce, Inc.

321 6th Street,

San Antonio, Texas 78215

Attention: Andrew Van Noy, CEO

Telephone: 805-964-3313

Facsimile: 805-964-6968

With a copy to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

New York, New York 10036

Attention: Gregory Sichenzia

Telephone: 212-930-9700

Facsimile: 212-930-9725

gsichenzia@srf.law

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[Signatures on following page.]

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

(“Parscale”):	Bradley Parscale

/s/ Bradley Parscale

(“Company”):	CloudCommerce, Inc., a Nevada corporation

	By:	/s/ Andrew Van Noy
Andrew Van Noy,
Chief Executive Officer

Parscale Strategy, LLC

By: /s/ Bradley Parscale

______________________

Bradley Parscale

Sole Member

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SCHEDULE 1

OUTSTADNING INVOICES (As of 11-20-18) OF WHICH $663,380 WILL BE PAID IN FULL

Date	Transaction Type	Num	Client	Due Date	Open Balance

12/31/2017	Invoice	1732	Parscale Strategy, LLC	12/31/2017	3,376.72
01/31/2018	Invoice	1948	Parscale Strategy, LLC	01/31/2018	1,436.76
04/30/2018	Invoice	2509	Parscale Strategy, LLC	04/30/2018	14,262.67
05/18/2018	Invoice	2651	Parscale Strategy, LLC	05/18/2018	9,943.50
05/31/2018	Invoice	2742	Parscale Strategy, LLC	05/31/2018	144.31
05/31/2018	Invoice	2682	Parscale Strategy, LLC	05/31/2018	979.17
05/31/2018	Invoice	2683	Parscale Strategy, LLC	05/31/2018	4,246.14
05/31/2018	Invoice	2681	Parscale Strategy, LLC	05/31/2018	10,315.57
06/30/2018	Invoice	2861	Parscale Strategy, LLC	06/30/2018	543.31
06/30/2018	Invoice	2833	Parscale Strategy, LLC	06/30/2018	1,524.75
06/30/2018	Invoice	2835	Parscale Strategy, LLC	06/30/2018	2,523.47
06/30/2018	Invoice	2859	Parscale Strategy, LLC	06/30/2018	8,564.96
06/30/2018	Invoice	2858	Parscale Strategy, LLC	06/30/2018	8,985.31
06/30/2018	Invoice	2834	Parscale Strategy, LLC	06/30/2018	10,853.93
06/30/2018	Invoice	2860	Parscale Strategy, LLC	06/30/2018	13,493.01
06/30/2018	Invoice	2836	Parscale Strategy, LLC	06/30/2018	17,361.57
06/30/2018	Invoice	2831	Parscale Strategy, LLC	06/30/2018	61,657.98
07/11/2018	Invoice	2906	Parscale Strategy, LLC	07/11/2018	9,932.57
07/31/2018	Invoice	2958	Parscale Strategy, LLC	07/31/2018	982.46
07/31/2018	Invoice	2979	Parscale Strategy, LLC	07/31/2018	4,350.19
07/31/2018	Invoice	2980	Parscale Strategy, LLC	07/31/2018	6,019.18
07/31/2018	Invoice	2957	Parscale Strategy, LLC	07/31/2018	6,292.41
07/31/2018	Invoice	2977	Parscale Strategy, LLC	07/31/2018	7,112.80
07/31/2018	Invoice	2978	Parscale Strategy, LLC	07/31/2018	9,326.92
07/31/2018	Invoice	2955	Parscale Strategy, LLC	07/31/2018	10,096.78
07/31/2018	Invoice	2956	Parscale Strategy, LLC	07/31/2018	11,110.99
07/31/2018	Invoice	3002	Parscale Strategy, LLC	07/31/2018	53,648.63
					$289,086.06

08/29/2018	Invoice	3047	Parscale Strategy, LLC	08/29/2018	39,056.05
08/31/2018	Invoice	3059	Parscale Strategy, LLC	08/31/2018	450.88
08/31/2018	Invoice	3056	Parscale Strategy, LLC	08/31/2018	1,761.97
08/31/2018	Invoice	3063	Parscale Strategy, LLC	08/31/2018	2,280.57
08/31/2018	Invoice	3065	Parscale Strategy, LLC	08/31/2018	2,818.06
08/31/2018	Invoice	3058	Parscale Strategy, LLC	08/31/2018	8,076.78
08/31/2018	Invoice	3060	Parscale Strategy, LLC	08/31/2018	8,607.33
08/31/2018	Invoice	3061	Parscale Strategy, LLC	08/31/2018	9,251.91
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08/31/2018	Invoice	3062	Parscale Strategy, LLC	08/31/2018	9,689.24
08/31/2018	Invoice	3057	Parscale Strategy, LLC	08/31/2018	13,733.88
08/31/2018	Invoice	3066	Parscale Strategy, LLC	08/31/2018	48,605.46
					$144,332.13

09/24/2018	Invoice	3146	Parscale Strategy, LLC	09/24/2018	42,150.00
09/30/2018	Invoice	3187	Parscale Strategy, LLC	09/30/2018	166.25
09/30/2018	Invoice	3188	Parscale Strategy, LLC	09/30/2018	216.13
09/30/2018	Invoice	3217	Parscale Strategy, LLC	09/30/2018	378.39
09/30/2018	Invoice	3185	Parscale Strategy, LLC	09/30/2018	450.80
09/30/2018	Invoice	3169	Parscale Strategy, LLC	09/30/2018	798.10
09/30/2018	Invoice	3184	Parscale Strategy, LLC	09/30/2018	5,875.95
09/30/2018	Invoice	3186	Parscale Strategy, LLC	09/30/2018	6,688.65
09/30/2018	Invoice	3167	Parscale Strategy, LLC	09/30/2018	8,245.44
09/30/2018	Invoice	3166	Parscale Strategy, LLC	09/30/2018	10,018.84
09/30/2018	Invoice	3168	Parscale Strategy, LLC	09/30/2018	37,397.38
10/09/2018	Invoice	3231	Parscale Strategy, LLC	10/09/2018	32,000.00
10/09/2018	Invoice	3230	Parscale Strategy, LLC	10/09/2018	64,000.00
10/19/2018	Invoice	3254	Parscale Strategy, LLC	10/19/2018	2,437.54
					$210,823.47

10/31/2018	Invoice	3329	Parscale Strategy, LLC	10/31/2018	200.17
10/31/2018	Invoice	3292	Parscale Strategy, LLC	10/31/2018	505.40
10/31/2018	Invoice	3281	Parscale Strategy, LLC	10/31/2018	910.95
10/31/2018	Invoice	3282	Parscale Strategy, LLC	10/31/2018	2,176.71
10/31/2018	Invoice	3278	Parscale Strategy, LLC	10/31/2018	4,046.61
10/31/2018	Invoice	3293	Parscale Strategy, LLC	10/31/2018	7,908.06
10/31/2018	Invoice	3291	Parscale Strategy, LLC	10/31/2018	8,527.22
10/31/2018	Invoice	3279	Parscale Strategy, LLC	10/31/2018	8,734.91
10/31/2018	Invoice	3280	Parscale Strategy, LLC	10/31/2018	38,879.90
11/09/2018	Invoice	3339	Parscale Strategy, LLC	11/09/2018	1,091.27
11/09/2018	Invoice	3341	Parscale Strategy, LLC	11/09/2018	1,249.50
11/09/2018	Invoice	3343	Parscale Strategy, LLC	11/09/2018	1,274.81
11/09/2018	Invoice	3342	Parscale Strategy, LLC	11/09/2018	1,398.67
11/09/2018	Invoice	3340	Parscale Strategy, LLC	11/09/2018	1,707.72
11/16/2018	Invoice	3365	Parscale Strategy, LLC	11/16/2018	1,249.51
11/16/2018	Invoice	3363	Parscale Strategy, LLC	11/16/2018	5,876.30
					$85,737.71
					$729,979.37

			Outstanding Invoices		$729,979.37
			Note Owed to Brad		$663,380
			Remaining Balance		$66,599.37
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